EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Covad Communications Group, Inc. (the “Company”) on Form 10-K/A (for Amendment No. 1 to the annual report on Form 10-K for the period ending December 31, 2003) as filed with the Securities and Exchange Commission on the date hereof (“the Amendment”), I, Charles E. Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Amendment fairly represents, in all material respects, the financial condition and result of operations of the Company.

COVAD COMMUNICATIONS GROUP, INC.

	By:	/s/ CHARLES E. HOFFMAN

Charles E. Hoffman
President, Chief Executive Officer and Director
Date: May 17, 2004